    As filed with the Securities and Exchange Commission on June ____, 2001
                                                               Registration No.

------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  ----------

                         UNIVERSAL HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                           23-2077891
         (State or other juris-                         (I.R.S. Employer
         diction of incorporation                           Identification
         or organization)                                   Number)

                          Universal Corporate Center
                             367 South Gulph Road
                                P.O. Box 61558
                   King of Prussia, Pennsylvania 19406-0958
                                (610) 768-3300

              (Address, including zip code and telephone number,
             including area code of a principal executive offices)

                      THE UNIVERSAL HEALTH SERVICES, INC.
                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                           (full title of the plan)

                                  ----------

                                ALAN B. MILLER
                  Chairman of the Board, President and Chief
                      Executive Officer UNIVERSAL HEALTH
                                SERVICES, INC.
                          Universal Corporate Center
                             367 South Gulph Road
                                P.O. Box 61558
                   King of Prussia, Pennsylvania 19406-0958
                                (610) 768-3300

           (Name, address, including zip code and telephone number, including area code, of agent for service)

                                  ----------

Copies of all communications, including all communications sent to the agent for service should be sent to:

                            ANTHONY PANTALEONI, a.
                           Fulbright & Jaworski L.LP.
                                666 Fifth Avenue
                            New York, New York 10103
                                (212) 318-3000
                                  ----------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                Proposed               Proposed
                                                maximum                maximum
Title of Securities to be   Amount to be        offering price         aggregate offering         Amount of
registered                  registered          per unit               price (2)                  registration fee
------------------------------------------------------------------------------------------------------------------
Class B Common
Stock, $.01 par
value per share..........    3,000,000 shares   (2)                    $130,776,233.10            $ 32,694.06
------------------------------------------------------------------------------------------------------------------

     (1) The 3,000,000 shares of Class B Common Stock issuable under The Universal Health Services, Inc. Amended and Restated 1992 Stock Option Plan (the "Plan") being registered in this Registration Statement are in addition to 2,000,000 shares of Class B Common Stock (adjusted for a two-for-one stock split effective on June 4, 2001) issuable under the Plan that were previously registered on a Registration Statement on Form S-8 (Registration No. 333-46384) filed on September 22, 2000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares of Class B Common Stock as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

     (2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the sum of (a) the aggregate exercise price ($76,827,403.12) of the 1,811,700 options for which the exercise price has been established and (ii) the product resulting from multiplying 1,188,300, the number of shares issuable upon exercising options for which the exercise price is not known, registered by this Registration Statement by $45.40, the average of the high and low prices of the Class B Common Stock as reported on the New York Stock Exchange on June 22, 2001, within five business days prior to June 27, 2001.

                               EXPLANATORY NOTE

     This Registration Statement is filed pursuant to General Instruction E to Form S-8 in order to register 3,000,000 additional shares of class B common stock, $0.01 par value per share ("Class B Common Stock") of Universal Health Services, Inc. ("UHS"), which shares are in addition to 2,000,000 (adjusted for a two-for-one stock split effective on June 4, 2001) shares of Class B Common Stock previously registered on a Registration Statement on Form S-8 (Registration No. 333-46384) filed with the Securities and Exchange Commission on September 22, 2000, for issuance pursuant to The Universal Health Services, Inc. Amended and Restated 1992 Stock Option Plan. The contents of such previously filed Registration Statement are hereby incorporated by reference in this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents, which have been filed by UHS with the Securities and Exchange Commission, are incorporated by reference in this Registration
Statement:

     (a)  UHS' Annual Report on Form 10-K for the year ended December 31, 2000;

     (b) UHS' Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

     (c) The description of UHS' Class B Common Stock contained in UHS' Registration Statement on Form 8-A dated July 5, 1991, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents filed by UHS pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel

     The legality of the Class B Common Stock offered hereby has been passed upon for UHS by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103. Anthony Pantaleoni, a director of UHS who owns less than one percent of UHS' outstanding capital stock, is a partner of Fulbright & Jaworski L.L.P.

Item 6.   Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to UHS. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Article VII, Section 7 of UHS's by-laws provides for the indemnification by UHS of its directors, officers and employees to the fullest extent permitted by Delaware General Corporation Law.

     UHS maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to UHS with respect to payments which may be made by UHS to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 8.   Exhibits

               4.1      --       Amended and Restated 1992 Stock Option Plan, as
                                 amended

               4.2*     --       Stock Option Agreement

               5.1      --       Opinion of Fulbright & Jaworski L.L.P.

               23.1     --       Consent of Arthur Andersen LLP

               23.2     --       Consent of Fulbright & Jaworski L.L.P.
                                    (included in Exhibit 5.1)

               24.1     --       Power of Attorney (included in signature page)

___________________

* Incorporated by reference to UHS' Registration Statement on Form S-8 (Registration No. 333-46384) filed on September 22, 2000.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on June 25, 2001.

                                               Universal Health Services, Inc.


                                               By: /s/ Alan B. Miller
                                                   ----------------------------
                                                   (Alan B. Miller, President)


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Miller and Steve Filton as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                Title                       Date
---------                                -----                       ----


/s/ Alan B. Miller                 Chairman of the Board          June 25, 2001
-------------------------------      President, Chief
(Alan B. Miller)                     Executive Officer and
                                     Director (Principal
                                     Executive Officer)

/s/ Robert H. Hotz                   Director                     June 25, 2001
-------------------------------
(Robert H. Hotz)


/s/ John Herrell                     Director                     June 25, 2001
-------------------------------
(John Herrell)


/s/ Anthony Pantaleoni               Director                     June 25, 2001
-------------------------------
(Anthony Pantaleoni)


/s/ Leatrice Ducat                   Director                     June 25, 2001
-------------------------------
(Leatrice Ducat)


/s/ John F. Williams, Jr., M.D       Director                     June 25, 2001
-------------------------------
(John F. Williams, Jr., M.D.)


/s/ Joseph T. Sebastianelli          Director                     June 25, 2001
-------------------------------
(Joseph T. Sebastianelli)


/s/ Kirk E. Gorman                   Senior Vice President        June 25, 2001
-------------------------------      Treasurer and Chief
(Kirk E. Gorman)                     Financial Officer
                                     (Principal Financial
                                     Officer)


/s/ Steve G. Filton                  Vice President               June 25, 2001
-------------------------------      Controller and
(Steve G. Filton)                    Secretary (Principal
                                     Accounting Officer)

                                INDEX TO EXHIBITS


Exhibit

  No.      Description
 ----      -----------

4.1        Amended and Restated 1992 Stock Option Plan, as amended.

4.2        Stock Option Agreement*

5.1        Opinion of Fulbright & Jaworski L.L.P.

23.1       Consent of Arthur Andersen LLP

23.2       Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

24.1       Power of Attorney (included in signature page)

____________

 * Incorporated by reference to VHS, Registration Statement on Form S-8 (Registration No. 333-46384) filed on September 22, 2000.